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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 29, 2003



                         INTERNATIONAL WIRE GROUP, INC.
               (Exact name of Registrant as specified in charter)



          DELAWARE                      33-93970                 43-1705942
(State or other jurisdiction    (Commission file number)      (I.R.S. employer
     of incorporation)                                       identification no.)


                              101 SOUTH HANLEY RD.
                            ST. LOUIS, MISSOURI 63105
                    (Address of principal executive offices)

       Registrants' telephone number, including area code: (314) 719-1000


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On May 29, 2003, International Wire Group, Inc. (the "Company") issued a press release announcing the pricing of its offering of $82 million principal amount of 10.375% senior secured notes due February 28, 2005 (the "Notes"). The Notes have not been registered under the Securities Act of 1933, as amended, and, accordingly, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. The net proceeds from the sale of the Notes will be, or have been, used (i) to pay off the obligations under, and terminate, the Company's senior credit facility, (ii) to cash collateralize certain of the Company's letters of credit, including the letters of credit that were issued under the Company's senior credit facility and the letters of credit collateralizing two industrial revenue bonds related the Company's acquisition of Camden Wire, Inc. in 1997,
(iii) to pay interest on the Company's existing subordinated indebtedness, and
(iv) for general corporate purposes, including working capital.

         A copy of the press release issued by the Company and dated May 29, 2003 announcing the pricing of the Notes is attached as hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)  Not applicable.

        (b)  Not applicable.

        (c)  Exhibits.

             99.1 Press Release, dated May 29, 2003, announcing the pricing of the 10.375% senior secured notes due February 28, 2005 issued by International Wire Group, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERNATIONAL WIRE GROUP, INC.


Date: June 4, 2003                  By: /s/ Glenn J. Holler
                                        ----------------------------------------
                                        Glenn J. Holler, Chief Financial Officer




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                                INDEX TO EXHIBITS

Exhibit Number             Exhibit
--------------             -------

99.1 Press Release, dated May 29, 2003, announcing the pricing of the 10.375% senior secured notes due
                           February 28, 2005 issued by International Wire Group,
                           Inc.